Exhibit 10.2

UNITED BANKSHARES, INC.

2011 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is made, effective as of the              day of                             , 2012 (hereinafter the “Date of Grant”), between United Bankshares, Inc., (“United”), and                                                   (“Participant”).

R E C I T A L S:

WHEREAS, United has adopted the United Long-Term Incentive Plan (the “Plan”), pursuant to which awards of restricted shares of United’s Common Stock may be granted to persons including Key Employees of United and its affiliates, and non-employee members of the Board of Directors of United (the “Board”); and

WHEREAS, the Compensation Committee of the Board has determined on              that it is in the best interests of United and its stockholders to grant the restricted stock award provided for herein (the “Restricted Stock Award”) to Participant in connection with the Participant’s services to the United, such grant to be subject to the terms set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.         Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

2.         Grant of Restricted Stock Award. United hereby grants on the Date of Grant to the Participant a Restricted Stock Award consisting of              shares of Common Stock (hereinafter called the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3(a) hereof.

3.         Terms and Conditions.

(a) Vesting. Except as otherwise provided in the Plan and this Agreement, and contingent upon the Participant’s continued employment, or in the case of a non-employee member of the Board, continued membership on the Board, as the case may be, (i) twenty-five percent (25%) of the Restricted Shares shall vest and become non-forfeitable on the first anniversary of the Award Date; (ii) twenty-five percent (25%) of the Restricted Shares shall vest and become non-forfeitable on the second anniversary of the Award Date; (iii) twenty-five percent (25%) of the Restricted Shares shall vest and become non-forfeitable on the third anniversary of the Award Date; and (iv) twenty-five percent (25%) of the Restricted Shares shall vest and become non-forfeitable on the fourth anniversary of the Award Date; (each such anniversary, is hereinafter sometimes referred to as a “Vesting Date”).

(b) Taxes. The Participant shall pay to United promptly upon request, and in any event at the time Participant recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes, if any, that United determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash.

(c) Book Entry. The Restricted Shares will be evidenced by book-entry registration. Issuance of the Restricted Shares by book-entry registration is subject to the acceptance of the Award by the Participant, by execution of this Agreement, accompanied by a Form of Registration and Selection of Beneficiary, a form for Election to Include Income in Year of Transfer of Property Pursuant to Section 83(b) of the Internal Revenue Code, if applicable, and a completed Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certification. In addition, in the event any stock certificate is issued in respect of any Restricted Shares, in the discretion of the Committee, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Shares, but shall remain in the physical custody of United or its designee at all times prior to, in the case of any particular Restricted Shares, the applicable Vesting Date. The Committee may require, in its discretion, as a condition to the receipt of this Restricted Stock Award, that Participant shall deliver to United a stock power, duly endorsed in blank, relating to the Restricted Shares.

(d) Effect of Termination of Services.

(i) Except as provided in subsection (ii) of this Section 3(d), unvested Restricted Shares shall be forfeited without consideration by Participant at any time prior to the Vesting Date upon Participant’s termination and separation from service from United (or affiliate) as (a) an employee, or, (b) if the Participant is a non-employee Director of United, then as a Director. (Notwithstanding any other provision of this Agreement, for all purposes under this Agreement, the terms ‘termination,’ ‘termination of employment,’ ‘Termination of Service,’ ‘discharge,’ ‘resignation,’ ‘resignation from service,’ ‘retire,’ ‘retirement,’ ‘early retirement,’ ‘normal retirement’ and any similar terms, shall have meanings and be interpreted and construed in a manner consistent with and in compliance with the definition of ‘separation from service’ under Internal Revenue Code (“Code”) Section 409A and the regulations and guidance issued thereunder, which are incorporated herein by reference as if set forth in full.)

(ii) With respect to a Participant who is a Key Employee, upon the Participant’s termination and separation from service from United (or affiliate) as an employee due to Normal Retirement (as defined in the Plan), Death, due to Disability (as defined in the Plan), or due to Change in Control (as defined in the Plan), any remaining unvested Restricted Shares shall vest on the date of such termination and separation from service. With respect to a Participant who is a non-employee Director of United, upon termination and separation from service on the Board, due to Normal Separation (as defined in the Plan) or Change in Control, any remaining unvested Restricted Shares shall vest on the date of such termination and separation from service. In the event of termination and separation from service of a Participant who is a Key Employee For Cause (as defined in the Plan) or of a non-employee Director For Cause (as defined in the Plan), all Restricted Shares that are not fully vested at the time of such termination and separation from service For Cause will be forfeited immediately.

(e) Rights as a Stockholder; Dividends. Participant shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to Section 3(d) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of United, including, without limitation, the right to vote such Restricted Shares and the right to receive dividends (or dividend equivalents); provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions, and evidenced in the same manner, as such Restricted Shares.

(f) Restrictive Legend. As stated above, the Restricted Shares are to be evidenced by book-entry registration. In the event that the Committee, in its discretion, shall at any time issue any certificates representing Restricted Shares, such certificates shall have affixed thereto a legend in substantially the following form, or in a similar form as determined by the Committee, in addition to any other legends that may be required under federal or state securities laws:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE UNITED BANKSHARES, INC. 2011 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF             , 20__, BETWEEN UNITED BANKSHARES, INC. AND             . A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE AT THE OFFICES OF UNITED BANKSHARES, INC.

(g) Transferability. The Restricted Shares may not at any time prior to the Vesting Date (as to any particular Restricted Share) be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against United; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

4.         Miscellaneous.

(a) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To United:

United Bankshares, Inc.

United Square

Fifth & Avery Streets

Parkersburg, West Virginia 26101

Attn.:

To Participant:

The most recent address for the Participant in the records of United. Participant hereby agrees to promptly provide United with written notice of any change in Participant’s address for so long as this Agreement remains in effect.

(b) Bound by Plan. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(c) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, the executor or administrator of Participant’s estate shall be deemed to be Participant’s beneficiary.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of United, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(f) Governing Law. This Agreement, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of West Virginia and applicable federal laws, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Agreement or the Plan to the substantive law of another jurisdiction. Any dispute, controversy or claim between United and Participant, any Beneficiary or other person arising out of or relating to the Plan or this Agreement shall be settled by arbitration conducted in the City of Charleston in accordance with the Commercial Rules of the American Arbitration Association then in force and West Virginia law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, or this Agreement. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. United shall reimburse Participant for all costs and expenses (including, without limitation, reasonable attorneys’ fees, arbitration and court costs and other related costs and expenses) the Participant reasonably incurs as a result of any dispute or contest regarding the Plan, or this Agreement and the parties’ rights and obligations hereunder if, and when, the Participant prevails on at least one material claim; otherwise, each party shall be responsible for its own costs and expenses.

(g) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(h) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the date first above written.

UNITED BANKSHARES, INC.

By:

Title:

PARTICIPANT:

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